Exhibit 99.1

Accelrys, Inc. Completes Merger with Symyx Technologies, Inc.

Creates New Leader in Scientific Informatics Software

SAN DIEGO, CA., July 1st, 2010 – Accelrys, Inc. (NASDAQ: ACCL) today announced the completion of its merger with Symyx Technologies, Inc. (NASDAQ: SMMX).

Under the terms of the transaction, Symyx stockholders will receive approximately 0.7802 shares of Accelrys common stock for each share of Symyx common stock they own. As of today, the merged entity will trade on the NASDAQ stock exchange as Accelrys, Inc. under the symbol ACCL.

“We are delighted that the merger of Accelrys and Symyx has now been completed, having received the full support of our collective stockholders, who recognize the inherent value offered by the combination,” said Max Carnecchia, chief executive officer of Accelrys. “We welcome new SMMX stockholders, and also thank our customers, partners and employees for their ongoing support during the merger process. The new organization creates a well-differentiated company that is uniquely qualified to be a leading force in the scientific informatics software industry.”

The combined entity enables customers to improve scientific performance by creating more open, flexible and agile environments, streamlining workflows, reducing operating costs, and increasing the potential for innovation. It has more than 1,350 customers, including 29 of the top 30 biopharmaceutical companies, all five top chemical companies, all five top aerospace companies, three of the five top consumer packaged goods companies, a number of top U.S. Federal, and international government agencies, as well as many top academic institutions from around the world.

About Accelrys, Inc.

Headquartered in San Diego, California, Accelrys develops scientific informatics software and solutions for the life sciences, energy, chemicals, aerospace, and consumer products industries. Customers include many Fortune 500 companies and other commercial entities, as well as academic and government entities. Accelrys has a vast portfolio of computer-aided design modeling and simulation offerings which assist customers in conducting scientific experiments ‘in silico’ in order to reduce the duration and cost of discovering and developing new drugs and materials. Its scientific informatics platform underlies the company’s computer-aided design modeling and simulation offerings. The Accelrys platform can be used with both Accelrys and competitive products, as well as with customers’ proprietary predictive science products. Its flexibility, ease-of-use and advanced chemical, text and image analysis and reporting capabilities enable customers to mine, aggregate, analyze and report scientific data from disparate sources, thereby better utilizing scientific data within their organizations. For more information about Accelrys, visit http://www.accelrys.com/.

About Symyx Technologies, Inc.

Symyx Technologies, Inc. (NASDAQ: SMMX) helps R&D-based companies in life sciences, chemicals, energy, and consumer and industrial products achieve breakthroughs in innovation, productivity, and return on investment. Symyx software and scientific databases power laboratories with the information that generates insight, enhances collaboration and drives productivity. Products include a market-leading electronic laboratory notebook, decision support software, chemical informatics and sourcing databases. Information about Symyx, including reports and other information filed by Symyx with the Securities and Exchange Commission, is available at www.symyx.com.

Financial Advisors

Jefferies & Company, Inc., acted as financial advisors to Accelrys and UBS Securities LLC acted as financial advisors to Symyx.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the benefits and synergies expected to result from the merger; the anticipated customer base for Accelrys and Symyx; and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Accelrys and Symyx and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and neither Accelrys nor Symyx undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: any operational or cultural difficulties associated with the integration of the businesses of Accelrys and Symyx; potential adverse reactions or changes to business relationships resulting from the merger; unexpected costs, charges or expenses resulting from the merger; litigation or adverse judgments relating to the merger; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; and any changes in general economic and/or industry-specific conditions. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of Accelrys for the year ended March 31, 2010, under the heading “Item 1A—Risk Factors” and in the Annual Report on Form 10-K of Symyx for the year ended December 31, 2009, which was filed with the SEC on February 26, 2010, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by each of Accelrys and Symyx.

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For more information:

Maria Krinsky

Kickstart for Accelrys

(415) 509-0498

mkrinsky@kickstartconsulting.com

Accelrys, Inc.

Michael A. Piraino

Senior Vice President and Chief Financial Officer

(858) 799-5200

Investor Relations

MKR Group

Charles Messman

(323) 468-2300

accl@mkr-group.com